Exhibit 10.2

AVENANT AU CONTRAT DE TRAVAIL A DUREE INDETERMINEE

ENTRE LES SOUSSIGNÉES

PLUG POWER INC., une société du Delaware régie par le droit de l'État de New York, dont le siège social se situe au 968 Albany Shaker Road, Latham, 12110 New York, États-Unis, représentée par Monsieur Andrew Marsh en sa qualité de Président Directeur Général(« CEO »), dûment habilitée à l'effet des présentes,

Ci-après dénommée la « **Société** »,

D'UNE PART,

ET :

Monsieur Benjamin HAYCRAFT, demeurant [*].

Ci-après dénommé le « **Salarié** » ou « **Monsieur Haycraft** »

D'AUTRE PART,

(ci-après ensemble les « **Parties** »)

Préambule

1. Le Salarié a été embauché par la Société sous contrat de travail à durée indéterminée à effet du 3 mai 2021 (le « **Contrat de travail** »).

A la date des présentes, le Salarié occupe le poste de Vice-Président Exécutive, régionEurope Moyen Orient et Afrique(« *EVP EMEA Region »),* statut Cadre, position IIIC, coefficient 240, en application de la convention collective nationale des Ingénieurs et Cadres de la Métallurgie, applicable, pour information, au sein de la Société à la date de conclusion du Contrat de travail.

AMENDMENT TO INDEFINITE-TERM EMPLOYMENT AGREEMENT

English translation without contractual effect

BETWEEN THE UNDERSIGNED

PLUG POWER INC., a Delaware corporation governed under the laws of the State of New York, the head office of which is located at 968 Albany Shaker Road, Latham, 12110 New York, United States, represented by Mr. Andrew Marsh in his capacity as CEO, duly authorized for the purposes hereof,

Hereinafter called the "**Company**"

ON THE ONE HAND,

AND:

Mr. Benjamin HAYCRAFT, residing [*].

Hereinafter called the "**Mr. Haycraft**" or the "**Employee**"

ON THE OTHER HAND,

(hereinafter together the "**Parties**")

Recitals

1. The Employee was hired by the Company under an indefinite term employment contract, effective on May 3rd, 2021 (the "**Employment Contract**").

On the date hereof, the Employee holds the position of EVP EMEA Region with an executive status, position IIIC, coefficient 240 in application of the national collective bargaining agreement for Engineers and Executives of the Metal Industry, applicable, for information purpose, within the Company at the time of the conclusion of the Employment Contract.

2. La Société a décidé de promouvoir le Salarié au poste de Directeur de la Stratégie (« Chief Strategy Officer ») et Directeur Général EMEA (« GM EMEA Region »). 2. The Company has decided to promote the Employee to the position of Chief Strategy Officer and GM EMEA Region. 3. C’est dans ce cadre que les Parties se sont rapprochées en vue de signer un avenant au Contrat de travail du Salarié définissant les conditions attachées à la promotion du Salarié au poste de Directeur de la Stratégie (« Chief Strategy Officer ») et Directeur Général EMEA (« GM EMEA Region ») (l’« Avenant »). 3. It is in this context that the Parties have come together to sign an amendment to the Employment Contract of the Employee defining the conditions attached to the promotion of the Employee to the position of Chief Strategy Officer and GM EMEA Region (the "Amendment"). IL A ÉTÉ CONVENU ET ARRÊTÉ CE QUI SUIT : IT HAS BEEN AGREED AS FOLLOWS: Article 1 – Fonctions Article 1– Duties A compter du 1 er Décembre 2024, le Salarié occupera le poste de Directeur de la Stratégie (« Chief Strategy Officer ») et Directeur Général EMEA (« GM EMEA Region »), statut Cadre, groupe d’emplois I, classe d’emploi 17, en application de la convention collective nationale de la Métallurgie applicable au sein de la Société (la « Convention Collective »). As from December 1, 2024, the Employee will perform the duties of Chief Strategy Officer and GM EMEA Region, with an executive status, job group I, job class 17, in application of the national collective bargaining agreement of the Metal Industry applied within the Company (the “CBA”). Les principales attributions du Salarié, en sa qualité de Directeur de la Stratégie (« Chief Strategy Officer ») et Directeur Général EMEA (« GM EMEA Region »), sont fixées par la Société par tout moyen à sa convenance et notamment par fiche de poste, la première étant annexée au présent contrat en Annexe 1. Il est expressément entendu entre les Parties que la liste des attributions qui y figure n’est pas exhaustive et que la Société se réserve le droit, en fonction des nécessités opérationnelles ou relevant de l’organisation de l’entreprise, d’affecter le Salarié aux divers postes de travail correspondant à la nature de son emploi, de ses qualifications et de sa fonction. The Employee's main assignments as Chief Strategy Officer and General Manager EMEA, are set by the Company by any means at its convenience and notably by position description, the first being attached to the hereby agreement in Exhibit 1. It is expressly agreed between the Parties that the list of missions contained therein is not limitative and that the Company reserves its rights, for operational or organizational requirements, to assign the Employee to other positions corresponding to the nature of his employment, qualifications and duties. Le Salarié rendra compte de ses missions directement à Sanjay Shresta, Président de Plug Power Inc., ou à toute autre personne qui lui serait substituée, et se conformera à ses instructions et directives, ainsi qu’aux règles établies par la Direction de la Société. The Employee will report directly to Sanjay Shresta, President of Plug Power Inc., or any other person who may be substituted, and shall comply with his instructions and directions, as well as with policies established by the management of the Company.

Article 2 – Rémunération Article 2 – Remuneration A compter du 1 er Décembre 2024, le Salarié percevra une rémunération annuelle fixe forfaitaire de base de 414,000 euros bruts payable en douze mensualités égales par virement bancaire (la « Rémunération fixe de base annuelle »). En sus de son salaire de base ci-dessus, le Salarié sera éligible au versement d’un bonus annuel discrétionnaire dont l’attribution et le montant seront librement déterminés par la Société. Il est précisé que le montant de ce bonus annuel discrétionnaire pourra atteindre un maximum de 75 % du salaire fixe de Monsieur Haycraft, le montant du salaire fixe étant apprécié à la date de versement dudit bonus. As from December 1, 2024, the Employee shall receive an annual lump-sum fixed base salary of 414,000 euros gross, payable in twelve equal instalments by bank transfer (the "Annual Basic Salary"). In addition to his base salary above, the Employee will be eligible to the payment of an annual discretionary bonus the granting and amount of which will be freely determined by the Company. It is specified that the amount of this annual discretionary bonus may reach a maximum amount of 75 % of the fixed salary of Mr. Haycraft, taking into account the amount reached by the fixed salary on the date of the bonus payout. Article 3 – Rupture du Contrat de travail Article 3 – Termination of the Employment Contract 3.1 Rupture du Contrat de travail hors changement de contrôle 3.1.1 En cas de rupture du Contrat de travail (i) à l’initiative de la Société pour quelque cause que ce soit, sauf en cas de licenciement pour faute grave ou faute lourde, telle que ces notions sont entendues en droit du travail français, ou inaptitude, ou (ii) à l’initiative de Monsieur Haycraft pour une raison légitime (« Démission légitime » au sens défini ci-dessous), Monsieur Haycraft percevra une indemnité contractuelle de rupture destinée à réparer le préjudice moral et professionnel résultant pour ce dernier de la rupture de son Contrat de travail. Le montant de cette indemnité contractuelle de rupture sera égal à 100% de la moyenne de la Rémunération fixe de base annuelle perçue par Monsieur Haycraft au cours des 12 mois précédant la notification de la rupture de son Contrat de travail. Cette indemnité contractuelle de rupture inclut le montant de l’indemnité légale ou conventionnelle de licenciement ; les deux indemnités ne se cumulant pas. Elle s’ajoutera au montant de l’indemnité de préavis éventuellement due à Monsieur Haycraft. Cette indemnité contractuelle de rupture sera soumise à cotisations sociales, ainsi qu’à CSG 3.1 Termination of the Employment Contract outside a Change in Control In case of termination of the Employment Contract (i) at the Company’s initiative for any reason whatsoever, except in case of dismissal for serious or very serious misconduct (faute grave et faute lourde) as understood under French employment law or disability, or (ii) at the initiative of Mr. Haycraft for good reason (“Termination for Good Reason” as defined below), Mr Haycraft will be paid a contractual termination indemnity aiming at compensating for the moral and professional damage resulting from the termination of his Employment Contract. The amount of this contractual termination indemnity will be equal to 100% of the Employee’s average Annual Basic Salary received by Mr. Haycraft during the 12 months preceding the notification of the termination of his Employment Contract. This contractual termination indemnity shall include the legal or CBA dismissal indemnity; both indemnities are not cumulative. It will be paid in addition to the notice period indemnity owed to Mr. Haycraft, as the case may be. The contractual termination indemnity shall be subject to social security contributions as well et CRDS et, plus généralement, à toutes contributions sociales salariales et fiscales à hauteur des montants prévus par la règlementation en vigueur à la date de paiement. Cette indemnité contractuelle de rupture sera versée au Salarié sous réserve de la signature par Monsieur Haycraft d’un accord transactionnel au plus tard au moment de l’établissement de son solde de tout compte. 3.1.2 En outre, sous les mêmes réserves s’agissant des causes de rupture du Contrat de travail, les stock-options et tout autre forme d’actionnariat salarié attribués au Salarié qui auront « vestés » à la date de rupture du Contrat de travail (entendue comme la fin du préavis de licenciement ou de démission) seront exerçables pendant une période de 12 (douze) mois suivant ladite date de rupture ou jusqu’à la date d’expiration originale du plan si elle est antérieure ; ceux qui n’auront pas « vesté » à la date de rupture du Contrat de travail seront annulés. 3.1.3. Au sens du présent Avenant, on entend par Démission légitime, toute rupture du Contrat de travail à l’initiative de Monsieur Haycraft, motivée par l’une des raisons suivantes : (i) une réduction significative de ses responsabilités et fonctions, (ii) une réduction de son salaire de base, et (iii) une modification de son lieu de travail en dehors de son secteur géographique, telle que cette notion est entendue en droit français. 3.2 Rupture du Contrat de travail en cas de changement de contrôle 3.2.1 En cas de rupture du Contrat de travail (i) à l’initiative de la Société pour quelque cause que ce soit, sauf en cas de licenciement pour faute grave ou faute lourde, telle que ces notions sont entendues en droit du travail français, ou inaptitude, et (ii) à l’initiative de Monsieur Haycraft en cas de Démission légitime, au cours des 12 mois suivants la date effective d’un changement de contrôle (« Changement de contrôle », au sens défini ci-dessous) au sein de la Société, Monsieur Haycraft percevra une indemnité contractuelle de rupture destinée à réparer le préjudice moral et professionnel résultant pour ce dernier de la rupture de son Contrat de travail. as CSG and CRDS and, more generally, to all applicable social security and tax contributions in accordance with the regulations in force on the date of payment. This contractual termination indemnity shall be paid to the Employee subject to the signature by Mr. Haycraft of a settlement agreement at the latest on the date of his settlement of accounts. 3.1.2. In addition, subject to the same conditions regarding the cause of termination of the Employment Contract, all vested stock-options or stock-based awards held by the Employee on the termination date (i.e., the end of the dismissal or resignation notice period) shall be exercisable until the earlier of twelve (12) months following said termination date or the expiration of the original term of the stock option; any unvested stock options, restricted stock or other stock-based equity award will be forfeited. 3.1.3. Under this Amendment, a Termination for Good Reason shall mean any termination of the Employment Contract at the initiative of Mr. Haycraft following the occurrence of any of the following events: (i) a material diminution in the Employee’s responsibilities, authority or duties; (ii) a material diminution in the Employee’s Base Salary; or (iii) a material change in the geographic location at which the Employee provides services to the Company. 3.2 Termination of the Employment Contract in case of Change in control 3.2.1. In case of termination of the Employment Contract (i) at the Company’s initiative for any reason whatsoever, except in case of dismissal for serious or very serious misconduct (faute grave et faute lourde) as understood under French employment law, or (ii) at the Employee’s initiative for Good Reason, during the 12 months following the effective date from which a change of control (“Change of Control” as defined below) occurs within the Company, Mr Haycraft will be paid a contractual termination indemnity aiming at compensating for the moral and

Il est expressément entendu entre les Parties que les dispositions du présent article 3.2 ne sont pas applicables si la notification de la rupture du Contrat de travail, par l’une ou l’autre des Parties, intervient après le délai de 12 mois sus-mentionné. 3.2.2 Le montant de cette indemnité contractuelle de rupture sera égal à (i) 100% de la moyenne de la Rémunération fixe de base annuelle perçue par le Salarié au cours des 3 (trois) exercices fiscaux précédant la date de notification du licenciement (ou si plus favorable, sa dernière Rémunération fixe de base annuelle précédant le Changement de contrôle) et (ii) 100% du montant moyen du bonus annuel perçu par le Salarié au cours des 3 exercices fiscaux précédant le Changement de contrôle (ou, si plus favorable, le montant du bonus annuel perçu par le Salarié au titre de l’exercice fiscal précédant le Changement de contrôle). Cette indemnité contractuelle de rupture inclut le montant de l’indemnité légale ou conventionnelle de licenciement ; les deux indemnités ne se cumulant pas. Elle s’ajoutera au montant de l’indemnité de préavis éventuellement due à Monsieur Haycraft. Cette indemnité contractuelle de rupture sera soumise à cotisations sociales, ainsi qu’à CSG et la CRDS et plus généralement à toutes contributions sociales salariales et fiscales à hauteur des montants prévus par la règlementation en vigueur à la date de paiement. Cette indemnité contractuelle de rupture sera versée au Salarié sous réserve de la signature par Monsieur Haycraft d’un accord transactionnel au plus tard au moment de l’établissement de son solde de tout compte. 3.2.3 En outre, sous les mêmes réserves, nonobstant toute clause contraire dans tout plan de stock-options ou tout plan d’actionnariat salarié, les stock-options et tout autre forme d’actionnariat salarié attribués au Salarié continueront à « vester » pendant une période de 12 (douze) mois suivant la date de rupture du Contrat de travail (entendue comme professional damage resulting from the termination of his Employment Contract.. It is expressly understood between the Parties that the provisions of article 3.2 shall not be applicable if the notification of the termination of the Employment Contract, by either Party, takes place after the end of the above 12-month period. 3.2.2. The amount of this contractual termination indemnity will be equal to (i) 100% of the Employee’s average Annual Basic Salary over the three (3) fiscal years immediately prior to the date of notification of the dismissal (or the Employee’s Annual Basic Salary in effect immediately prior to the Change in Control, if higher) and (ii) one-hundred percent (100%) of the Employee’s average annual bonus over the three (3) fiscal years immediately prior to the Change in Control (or the Employee’s annual bonus for the last fiscal year immediately prior to the Change in Control, if higher). This contractual termination indemnity shall include the legal or CBA dismissal indemnity; both indemnities are not cumulative. It will be paid in addition to the notice period indemnity owed to Mr. Haycraft, as the case may be. The contractual termination indemnity shall be subject to social security contributions as well as CSG and CRDS and, more generally, to all applicable social security and tax contributions in accordance with the regulations in force on the date of payment. This contractual termination indemnity shall be paid to the Employee subject to the signature by Mr. Haycraft of a settlement agreement at the latest on the date of his settlement of accounts. 3.2.3. In addition, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, as from the termination date (i.e., the end of the dismissal or resignation notice period), the Employee shall vest in such portion of their la fin du préavis de licenciement ou de démission) comme si le Salarié était demeuré salarié de la Société durant cette période. 3.2.4 Au sens du présent Avenant, on entend par Changement de contrôle les hypothèses suivantes : - lorsqu’une personne, physique ou morale (autre que la Société, l'une de ses filiales, tout administrateur, fiduciaire ou autre personne ou entité détenant des titres de la Société dans le cadre d'un plan d’actionnariat salarié ou un plan de fiducie de la Société ou de l'une de ses filiales, ainsi que tous les affiliés et associés de cette personne), devient le détenteur effectif, directement ou indirectement, de titres de la Société représentant 25 % ou plus des actions ordinaires de la Société alors existantes(autrement que par suite d'une acquisition de titres directement auprès de la Société), - lorsque les membres du Conseil d’administration de la Société en poste à la date de signature du présent Avenant (les « Administrateurs en poste ») cessent, pour quelque raison que ce soit, notamment à la suite d'une offre publique d'achat, d'une fusion ou d'une opération de même nature, de représenter au moins la majorité des membres du Conseil d'administration ; étant entendu que toute personne devenant administrateur de la Société après la date de signature du présent Avenant, sera considérée comme un Administrateur en poste si sa nomination a été approuvée ou si sa candidature a été proposée soit par un vote d'au moins la majorité des Administrateurs en poste ou un vote d'au moins la majorité des Administrateurs en poste membres d'un comité de nomination composé en majorité d'Administrateurs en poste, - lors (i) de la réalisation de toute opération de regroupement ou fusion de la Société au terme de laquelle les personnes, physiques ou morales, qui avaient la qualité d’actionnaire de la Société immédiatement avant la réalisation de la ladite opération ne détiennent plus ensemble et au total, immédiatement après sa réalisation, la propriété effective, directement ou indirectement, de plus de 50 % des actions avec droit de vote de la société émettant des liquidités ou des titres dans le cadre de l’opération de regroupement ou de fusion (ou de sa société mère, le cas échéant), (ii) la stock options and other stock-based awards as he would have vested in if he had remained employed by the Company for twelve (12) months following the termination date of his Employment Contract. 3.2.4. Under this Amendment, a Change of Control will be deemed to have occurred in the following circumstances: - where any person (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries, together with all affiliates and associates, would become the ‘beneficial owner’, directly or indirectly, of securities of the Company representing 25% or more of the outstanding ordinary shares of the Company (other than as a result of an acquisition of securities directly from the Company), - where the persons who, as the effective date of signature of this Amendment, constitute the Company’s Board of Directors (“Directors in Office”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person who becomes a director of the Company after the date of signature of this Amendment, shall be deemed to be a Director in Office if his appointment has been approved or if his candidature has been proposed either by a vote of at least a majority of the Directors in Office or by a vote of at least a majority of the directors in office who are members of a nomination committee composed of a majority of Directors in Office, - upon (i) the completion of any consolidation or merger of the Company where the shareholders of the Company immediately prior to the consolidation or merger did not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the company issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any), (ii) the completion of a sale, lease, exchange or other transfer (as part of a transaction or series of transactions contemplated or arranged by one party as a single scheme) of all or substantially

réalisation d'une vente, d'une location, d'un échange ou de tout autre forme de transfert (que ce soit dans le cadre d'une transaction unique ou d’opérations successives envisagées ou organisées par une partie en tant que plan unique) de la totalité ou de la quasi-totalité des actifs de la société ou (iii) la liquidation ou la dissolution de la Société qui a été approuvée par les actionnaires de la Société. Il est expressément entendu entre les Parties que ne constitue pas un Changement de contrôle au sens du présent Avenant, le fait pour une personne de devenir détenteur de 25% ou plus des actions existantes de la Société en conséquence directe du rachat par la Société de ses propres titres et de leur annulation, réduisant ainsi le nombre d’actions en circulation de la Société et augmentant proportionnellement le nombre d’actions effectivement détenues par cette personne. Cependant, si cette même personne devient, à tout moment après le rachat par la Société de ses propres titres, le détenteur effectif d’actions supplémentaires (autrement qu'à la suite d'un fractionnement d'actions, du versement d'un dividende en actions ou d'une opération similaire) qui portent sa détention effective à 25 % ou plus des actions alors en circulation de la Société, un « Changement de contrôle » sera réputé s'être produit aux fins du présent article. all of the assets of the Company or (iii) the completion of a liquidation or dissolution which has been approved by the shareholders of the Company. It is expressly understood between the Parties that a “Change in Control” shall not be deemed to have occurred for purposes of this Amendment (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock outstanding, increases the proportionate number of shares of Stock beneficially owned by any person to 25% or more of the shares of Stock then outstanding; provided, however, that if any such person shall at any time following such acquisition of securities by the Company become the beneficial owner of any additional shares of stock (other than pursuant to a stock split, stock dividend, or similar transaction) and such person immediately thereafter is the beneficial owner of 25% or more of the shares of stock then outstanding, then a “Change in Control” shall be deemed to have occurred for purposes of this clause, as applicable. Article 4 - Exceptions Il est expressément entendu entre les Parties que les stipulations des articles 3.1 et 3.2. ci-dessus ne sont pas applicables en cas de démission du Salarié hors le cas de Démission légitime ou de rupture de son Contrat de travail dans le cadre d’une rupture conventionnelle homologuée. Article 5 - Langue La version définitive du présent Avenant qui lie les Parties est la version française ; la version anglaise de cet avenant n’étant fournie qu’à titre d’information. Article 4 - Exceptions It is expressly understood between the Parties that provisions of articles 3.1 and 3.2 are not applicable in case of the Employee’s resignation, except in case of Termination for Good Reason, or termination of his Employment Contract under a mutually agreed termination procedure. Article 5 - Language The definitive version of this Amendment that binds the Parties is the French language version; the English version is provided for information purposes only.

En cas de contradiction entre les versions française et anglaise, la version française prévaudra.

In the event of a contradiction between the two versions, the French version shall prevail.

Article 6 - Loi applicable – Tribunaux compétents

Article 6 - Governing law – Competent Courts

Le présent Avenant est soumis à la loi française, tant pour son exécution que pour sa résiliation.

This Amendment is governed by French law, both with respect to its performance and its termination.

Tout litige s'y rapportant sera de la compétence exclusive des juridictions françaises.

Any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts.

Article 7 - Dispositions finales

Article 7- Final dispositions

Les stipulations du présent Avenant annulent et remplacent de plein droit celles contenues dans tout document, correspondance ou communication écrite ou orale, échangés entre les Parties avant la signature du présent Avenant et relatives à l'objet de celui-ci.

The stipulations of the present Amendment automatically supersede those contained in any document, correspondence or written or oral communication exchanged between the Parties prior to the signing of this Amendment and relating to the subject of the latter.

Les autres dispositions du Contrat de Travail, non modifiées par le présent Avenant demeurent inchangées, en vigueur et continuent à s'appliquer entre les Parties.

The other provisions of the Employment Contract, not modified by this Amendment, remain unchanged, in force and continue to apply between the Parties.

Dans le cas où une disposition du présent Avenant serait jugée illégale, invalide ou inopposable, ceci n'affecterait pas les autres dispositions dudit Avenant.

Should any provisions of this Amendment be held by a court of law to be illegal, invalid or unenforceable, this would not affect the remaining provisions of this Amendment.

Fait à New York, Executed in New York, Le 27 Février 2025 On February 27, 2025 /s/ Andrew Marsh Pour Plug Power Inc. Monsieur Andrew Marsh /s/ Andrew Marsh For Plug Power Inc. Mr. Andrew Marsh /s/ Benjamin Haycraft Monsieur Benjamin Haycraft* /s/ Benjamin Haycraft Mr. Benjamin Haycraft* * Les signatures doivent être précédées de la mention manuscrite « Lu et approuvé » * The signatures must be preceded by the handwritten mention « Read and approved »

Annexe 1 - Exhibit 1 Description de poste de Directeur de la Stratégie / Chief Strategy Officer and GM EMEA region , Job description: Chief Strategy Officer Status: Exempt (salaried) Department: Office of the President Position Summary The Chief Strategy Officer (CSO) will provide strategic direction and oversight for Plug’s overall strategy for the organization as the leader in the green hydrogen economy. The CSO will play a very prominent role in the interaction with the Plug Power’s Green Hydrogen Strategy, bridging what the customer needs/wants with Plug Power capabilities and solutions. This senior leader will create and execute on a short-term and long-term strategy and vision to grow market expansion and customer satisfaction. This includes but is not limited to areas of Energy, specifically Hydrogen, Liquefaction, Electrolyzer & Material Handling product markets and sales. This role requires a visionary leader with a proven track record in managing cross-functional teams and driving business growth through effective strategy implementation. Core Duties and Responsibilities • Lead the creation of the company’s strategic vision, mission, and long-term goals with leadership from the President & CEO, ensuring strategy execution is aligned with corporate goals as well as market opportunities. • Develop and implement business strategies to achieve corporate objectives and improve performance, such as bankability and profitability. • Identify and evaluate new business opportunities, partnerships, and acquisitions. • Lead strategic initiatives such as mergers and acquisitions, joint ventures, or new product launches. • Monitor industry trends, competitor activities, and market changes to identify new opportunities and potential threats. • Provide strategic insights based on market research and data analysis. • Measure and report on the success and progress of strategic goals, including revenue growth, market share, and profitability. • Partner with finance to monitor the financial performance of the organization and strategize with senior leadership for future growth and performance. • Establish and track key performance indicators (KPIs) to measure success and drive performance. Use data-driven insights to inform decision-making and strategic adjustments. • Build and maintain relationships with key stakeholders, including customers, partners, and internal teams. Communicate effectively to ensure alignment and support for business objectives. • Lead, mentor, and develop a high-performing multi-disciplinary teams, fostering a collaborative and results-driven work environment • As needed, provide leadership and guidance for EMEA initiatives as a regional based senior leader.

• Represent Plug Power in a professional manner at all times and in all interactions • Perform other duties as assigned Qualifications: • A Bachelor’s Degree is required; a Master’s Degree in Business, or Finance is preferred. • 15+ years of relevant leadership experience including combination of time spent in Business, Finance and Strategy related roles. • Strong analytical, problem-solving, and decision-making skills. • Excellent communication and presentation skills. • Ability to influence and collaborate effectively with cross-functional teams and senior leadership. • In-depth knowledge of industry trends, competitive dynamics, and market analysis. • Experience in fast-paced innovative, technical environment strongly preferred. • Cross-functional collaboration and leadership skills, with the ability to make critical decisions and influence others. • Technically astute with experience defining product specifications with customer needs • Demonstrated ability to drive a strategic planning process as well as manage large complex projects. • Executive presence, excellent communication and presentation skills. • Ability to establish rapport and build trust quickly at all levels of the organization. • Strong desire to join a growth-oriented technology company and to operate in a fast-paced environment. • Creative problem-solver, with ability to work independently and drive for results. • Strong quantitative and analytical skills. • Ability to deal with ambiguity and the undefined. Plug Power, Inc. is committed to creating a diverse environment and is proud to be an equal opportunity employer. All qualified applicants will receive consideration for employment without regard to race, color, religion, gender, gender identity or expression, sexual orientation, national origin, genetics, disability, age, or veteran status.